UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  October 19, 2001

Global Innovative Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

5975 Selkirk Crescent, Prince George, British Columbia, Canada V2N 2G9
(Address of principal executive offices and Zip Code)

(250) 964-2692
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant

In September, 2001, Global Innovative Systems, Inc. decided to engage new auditors as its independent accountant to audit its consolidated financial statements.  On October 19, 2001, Hedden Chong resigned from its position as Global Innovative's independent accountant, and on that same day, BDO Dunwoody L.L.P. was appointed as Global Innovative's new independent accountant.  Global Innovative's board of directors approved the change of accountant from Hedden Chong to BDO Dunwoody L.L.P. on October 19, 2001.

During Global Innovative's two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Hedden Chong on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure. The report on the consolidated financial statements prepared by Hedden Chong for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Global Innovative has engaged the firm of BDO Dunwoody L.L.P. as of October 19, 2001. BDO Dunwoody L.L.P. was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Global Innovative's consolidated financial statements.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

16.1 Letter from Hedden Chong to the Securities and Exchange Commission, dated October 23, 2001

 16.2 Letter from Hedden Chong to the Securities and Exchange Commission, dated December 28, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS, INC.

Date:  December 28, 2001

/s/ Helge Freudentheil
Helge Freudentheil, President